Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL PLANS TO RAISE $325 MILLION IN NEW CAPITAL

THE CARLYLE GROUP AND ANCHORAGE CAPITAL GROUP EACH TO INVEST
 APPROXIMATELY $98 MILLION
RECAPITALIZATION PLAN WILL STRENGTHEN BALANCE SHEET AND FOSTER LONGER TERM GROWTH

Honolulu, HI – November 4, 2010 – Central Pacific Financial Corp., (NYSE: CPF) (“the Company”) parent company of Central Pacific Bank (CPB) (“Bank”) announced today that it has entered into definitive agreements with The Carlyle Group and Anchorage Capital Group, L.L.C. (collectively, the “Lead Investors”) pursuant to which each Lead Investor agreed to invest approximately $98 million in common stock of the Company.  This investment is part of an expected aggregate $325 million capital raise by the Company from institutional and other investors ("Investors"). The investment and related transactions, which were unanimously approved by the Company's Board of Directors, are subject to the remaining $130 million of capital being raised, regulatory approvals and other conditions. The Company also plans to conduct a $20 million rights offering after the closing of the capital raise that will allow current shareholders or their transferees to purchase shares of common stock at the same purchase price per share as the Investors.

"The recapitalization will significantly improve CPF’s balance sheet and provide the Company with the capital necessary to address its near-term challenges and build for the longer-term.  With this capital support, we will be able to continue to meet our longstanding commitment to the community, which we have served over the last 56 years.  We have appreciated the loyalty of our employees and customers, and look forward to their continued support,” said John C. Dean, Executive Chairman of the Board.  “We are also pleased we are able to offer our current shareholders the opportunity to participate through the planned rights offering on the same price per share as the new investors."

"CPF has made significant strides in improving its asset quality and we are delighted to partner with the Company’s strong management team as it continues to execute its recovery plan," said P. Olivier Sarkozy, Carlyle Managing Director. “We believe CPF has a valuable core franchise and with this capital it is well positioned for future growth and success.”

Daniel Allen, Anchorage Capital Group, L.L.C. Partner said, "We are pleased to join in CPF’s recapitalization. CPF’s management team has made significant progress in its recovery plan and while there is work to be done, we believe the Company is headed in the right direction.”

Each of The Carlyle Group and funds managed by Anchorage Capital Group, L.L.C. will own 24.9% of the common stock of the Company prior to giving effect to the rights offering.  The shares of common stock will be purchased at $0.75 per share for an aggregate price of $195 million.  Each Lead Investor shall be entitled to one Board seat on each of the Company and Bank boards of directors.

Closing of each of the Lead Investor’s investment is conditioned on, among other things, receipt of requisite regulatory approvals and the Company’s receipt of approval from the NYSE to issue the common stock in the capital raise in reliance on the shareholder approval exception set forth in Section 312.05 of the NYSE listed company manual (or, in the event that the NYSE does not provide such approval, receipt of shareholder approval of the issuance of common stock in the capital raise). In addition, the closing of each Lead Investor’s investment is conditioned upon the Company raising the remaining $130 million from other investors and exchanging its TARP preferred stock for common stock and amending its TARP warrant on specified terms.  Prior to closing, the Company also intends to undertake a one-for-twenty reverse stock split, which was previously approved by shareholders at the company’s annual meeting held on May 24, 2010.

Closing of the capital raise is expected in the first quarter of 2011. CPF’s current management team is expected to remain in place.

Sullivan and Cromwell LLP served as legal advisor to Central Pacific Financial Corp.  Wachtell, Lipton, Rosen & Katz served as legal advisor to The Carlyle Group.  Milbank, Tweed, Hadley & McCloy LLP served as legal advisor to Anchorage Capital Group, L.L.C.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.2 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches, over 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

About The Carlyle Group
The Carlyle Group is a global alternative asset manager with $90.9 billion of assets under management committed to 66 funds as of June 30, 2010. Carlyle invests across three asset classes - private equity, real estate and credit alternatives -  in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $61.2 billion of equity in 983 transactions. The Carlyle Group employs more than 880 people in 19 countries. In the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. Web: www.carlyle.com; Case Studies: www.carlylegroupcreatesvalue.com; Video: www.youtube.com/OneCarlyle

About Anchorage Capital Group, L.L.C.
Anchorage Capital Group, L.L.C. is a New York-based registered investment adviser founded in 2003.  The firm manages private investment funds across the credit, special situations and illiquid investment markets of North America and Europe using an active long and short basis, with particular focus on defaulted and leveraged issuers.
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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2009 Form 10-K and 2010 Form 10-Qs.  The Company does not update any of its forward-looking statements.

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